Exhibit 99.1

First Internet Bancorp Announces Pricing of Common Stock Offering

Fishers, Indiana, June 7, 2018 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”) (www.firstib.com), announced today the pricing of an underwritten public offering of 1,505,000 shares of the Company’s common stock at a public offering price of $33.25 per share for gross proceeds of approximately $50.0 million.  The Company has granted the underwriters a 30-day option to purchase up to an additional 225,750 shares of its common stock.  The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $47.2 million (or approximately $54.3 million if the underwriters exercise their over-allotment option in full).  The Company expects to use the net proceeds generated by this offering for general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, repayment of indebtedness, financing investments and capital expenditures, and for investments in the Bank as regulatory capital.  Keefe, Bruyette & Woods, Inc., a Stifel Company, is serving as the sole book-running manager for this offering, with Sandler O’Neill + Partners, L.P., FIG Partners, LLC and Hovde Group, LLC serving as co-managers.

The Company expects to close the transaction, subject to customary conditions, on or about June 11, 2018.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale of securities would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.  The offering is being made only by means of a prospectus supplement and accompanying prospectus filed as part of an effective shelf registration statement on Form S-3 (File No. 333-219841) filed with the U.S. Securities and Exchange Commission (“SEC”).  Copies of the prospectus supplement and accompanying prospectus, when available, may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, by calling toll-free (800) 966-1559.  These documents are available at no charge by visiting the SEC’s website at www.sec.gov.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $2.9 billion as of March 31, 2018.  The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services.  The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies.  First Internet Bancorp’s common stock trades on the NASDAQ Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index.  Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements regarding the timing and nature of future sales of Company securities, uses of proceeds from the same, and plans relating to future acquisitions.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; risks related to the satisfaction of the closing conditions of the underwritten public offering; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Contact information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com